Exhibit 99.1

Date:	April 27, 2011
Contact:	Gary S. Olson, President & CEO
Corporate Office:	200 Palmer Street Stroudsburg, Pennsylvania 18360
Telephone:	(570) 421-0531

ESSA BANCORP, INC. ANNOUNCES OPERATING RESULTS

FOR THE SECOND FISCAL QUARTER OF 2011

Stroudsburg, Pennsylvania, April 27, 2011 — ESSA Bancorp, Inc. (the “Company”) (NASDAQ Global MarketSM “ESSA”) the holding company for ESSA Bank & Trust (the “Bank”) today announced its operating results for the three and six months ended March 31, 2011. The Company reported net income of $1.2 million, or $0.10 per diluted share, for the three months ended March 31, 2011, as compared to net income of $1.6 million, or $0.12 per diluted share, for the corresponding 2010 period. For the six months ended March 31, 2011, the Company reported net income of $2.2 million, or $0.19 per diluted share as compared to net income of $2.4 million, or $0.18 per diluted share for the corresponding 2010 period.

“Recognizing that our local economy is still under pressure, our second quarter and year-to-date results are in line with our expectations,” noted Gary S. Olson, President and Chief Executive Officer of the Company. “Persistently high unemployment rates and a soft real estate market will continue to impact our results through decreased loan demand. Our total nonperforming assets grew slightly during this quarter compared to last quarter but the rate of growth slowed considerably. Our overall credit quality and capital positions remain strong. We are determined to continue to produce positive results during these difficult times.”

Net Interest Income:

Net interest income increased $138,000, or 1.9%, to $7.3 million for the three months ended March 31, 2011, from $7.2 million for the comparable period in 2010. The

Corporate Center: 200 Palmer Street PO Box L Stroudsburg, PA 18360-0160 570-421-0531 Fax: 570-421-7158

increase was primarily attributable to an increase in the Company’s interest rate spread to 2.54% for the three months ended March 31, 2011, from 2.50% for the comparable period in 2010, offset in part by a decrease of $15.7 million in the Company’s average net earning assets.

Net interest income decreased $15,000, or 0.1%, to $14.5 million for the six months ended March 31, 2011. The decrease was primarily attributable to a decrease in the Company’s average net earning assets of $16.1 million, offset in part by a slight increase in the Company’s interest rate spread to 2.49% for the six months ended March 31, 2011 from 2.48% for the comparable period in 2010.

Provision for Loan Losses:

The provision for loan losses was unchanged at $650,000 for the three months ended March 31, 2011, as compared to the three month period ending March 31, 2010. Net charge-offs were unchanged at $259,000 for the three months ended March 31, 2011 compared to the three-month period ended March 31, 2010. The provision for loan losses decreased $20,000, or 1.7%, to $1.1 million for the six months ended March 31, 2011 from $1.2 million for the comparable period in 2010. Net charge-offs increased $79,000 for the six months ended March 31, 2011 to $449,000 compared to $370,000 for the six month period ended March 31, 2010.

Nonperforming assets increased to 1.41% of total assets at March 31, 2011 compared to 1.20% of total assets at September 30, 2010. Nonperforming assets were 1.36% of total assets at December 31, 2010. The allowance for loan losses was $8.1 million, or 1.08% of loans outstanding at March 31, 2011, compared to $7.4 million, or 1.01% of loans outstanding at September 30, 2010.

In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect a borrower’s ability to repay, the estimated value of any underlying collateral, peer group information, and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are subject to interpretation and revision as more information becomes available or as future events occur. The provision for loan losses was in response to this evaluation.

Noninterest Income:

Noninterest income decreased $284,000, or 17.7%, to $1.3 million for the three months ended March 31, 2011, from $1.6 million for the comparable period in 2010. The primary reason for the decrease was a decline in gains on the sale of investments of $193,000 during the 2011 period. The Company recorded gains of sales of investment securities of $308,000 for the three months ended March 31, 2010 as compared to $115,000 for the three months ended March 31, 2011.

Noninterest income decreased $405,000, or 13.2%, to $2.7 million for the six months ended March 31, 2011, from $3.1 million for the comparable period in 2010. The primary reasons for the decrease were declines in both the gains on sales of investment securities of $193,000 and the gains on sales of loans of $192,000. The Company recorded gains of sales of investment securities of $308,000 and gains on sales of loans of $195,000 for the six months ended March 31, 2010 as compared to $115,000 and $3,000, respectively, for the six months ended March 31, 2011.

Noninterest Expense:

Noninterest expense increased $410,000, or 6.8%, to $6.5 million for the three months ended March 31, 2011, from $6.0 million for the comparable period in 2010. The primary reasons for the increase were increases in FDIC premiums of $99,000 and compensation and employee benefits of $332,000. The Company opened one new branch office in the second quarter of 2010 and three new branch offices in the third quarter of 2010 which contributed to the comparative increase in compensation and employee benefits.

Noninterest expense decreased $183,000, or 1.4%, to $13.1 million for the six months ended March 31, 2011, from $13.3 million for the comparable period in 2010. The primary reason for the decrease was the write-down of foreclosed real estate of $1.2 million in the 2010 period. This decrease was offset, in part, by increases in compensation and employee benefits expense of $476,000 and occupancy and equipment expense of $251,000 primarily related to the new branches opened during the second and third quarters of 2010.

Balance Sheet:

Total assets increased $21.9 million, or 2.04%, to $1,093.9 million at March 31, 2011, compared to $1,072.0 million at September 30, 2010. The primary reason for the increase in assets was an increase in net loans receivable of $13.3 million. The increase in net loans receivable included increases in commercial real estate loans of $18.9 million which were partially offset by declines in commercial loans, home equity loans and lines of credit, residential loans, construction loans, and other loans of $1.4 million, $1.8 million, $1.1 million, $398,000 and $419,000 respectively.

Total deposits increased $91.8 million, or 17.0%, to $632.2 million at March 31, 2011, from $540.4 million at September 30, 2010. The primary reason for the increase was an increase in certificate of deposit accounts of $92.2 million including an increase of $54.0 million in brokered certificates. This increase was partially offset by decreases in noninterest bearing demand accounts of $1.7 million, NOW accounts of $2.8 million and money market accounts of $546,000. Borrowed funds decreased during the same time period by $63.4 million.

Stockholders’ equity decreased $9.1 million, or 5.3%, to $162.6 million at March 31, 2011, from $171.6 million at September 30, 2010, primarily as a result of a previously announced stock repurchase program, and an increase in the Company’s accumulated other comprehensive loss. The accumulated other comprehensive loss increased by $3.0 million at March 31, 2011 compared to September 30, 2010 primarily due to a decrease in the unrealized gain, net of taxes on the Company’s investment securities available for sale. The unrealized gain decreased due to changes in interest rates. In June 2009, the Company announced that it had completed its first stock repurchase program having purchased 2,547,135 shares at a weighted average cost of $13.14. On October 6, 2010 the Company announced that it had completed its second stock repurchase program having purchased 1,499,100 shares at a weighted average cost of $12.36. It was also announced that the Company’s Board of Directors authorized a third repurchase program to purchase up to an additional 5% of its outstanding shares. During the quarter ended March 31, 2011, the Company purchased an additional 361,619 shares at a weighted average cost of $12.81 per share under its third stock repurchase program. In April 2011, the Company announced that it completed the third repurchase program having purchased 679,900 shares at a weighted average cost of $12.82.

Asset Quality:

Nonperforming assets totaled $15.5 million, or 1.41%, of total assets at March 31, 2011, compared to $12.9 million, or 1.20%, of total assets at September 30, 2010. The increase was due to increases of $820,000 in nonperforming residential loans, $813,000 in nonperforming commercial loans and $1.1 million in foreclosed real estate offset, in part, by a decrease of $177,000 in nonperforming consumer loans. Commercial nonperforming loans increased primarily as a result of the addition of two commercial real estate relationships. Nonperforming residential loans increased due to an increase in the average per loan balance of nonperforming residential loans to $180,000 at March 31, 2011 compared to $167,000 at September 30, 2010. The number of non-performing residential loans at March 31, 2011 increased by one loan to 51 compared to 50 at September 30, 2010. The Company, in response to these and other trends, made a provision for loan losses of $1.1 million for the six months ended March 31, 2011, compared to a provision of $1.2 million for the comparable six-month period in 2010. The allowance for loan losses was $8.1 million, or 1.08%, of loans outstanding at March 31, 2011, compared to $7.4 million, or 1.01%, of loans outstanding at September 30, 2010.

ESSA Bank & Trust, a wholly-owned subsidiary of ESSA Bancorp, Inc., has total assets of over $1.0 billion and is the leading service-oriented financial institution headquartered in the Greater Pocono, Pennsylvania region. The Bank maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and has 17 community offices throughout the Greater Pocono and Lehigh Valley areas in Pennsylvania. In addition to being one of the region’s largest mortgage lenders, ESSA Bank & Trust offers a full range of retail and commercial financial services. ESSA Bancorp, Inc. stock trades on The NASDAQ Global MarketSM under the symbol “ESSA.”

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Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31, 2011	September 30, 2010
	(dollars in thousands)
ASSETS
Cash and due from banks	$8,054	$7,454
Interest-bearing deposits with other institutions	12,155	3,436

Total cash and cash equivalents	20.209	10,890
Investment securities available for sale	251,862	252,341
Investment securities held to maturity (fair value of $10,179 and $13,254)	9,971	12,795
Loans receivable (net of allowance for loan losses of $8,129 and $7,448)	744,108	730,842
Federal Home Loan Bank stock	18,706	20,727
Premises and equipment	11,858	12,189
Bank-owned life insurance	17,886	15,618
Foreclosed real estate	3,160	2,034
Other assets	16,112	14,561

TOTAL ASSETS	$1,093,872	$1,071,997

LIABILITIES
Deposits	$632,213	$540,410
Short-term borrowings	—	14,719
Other borrowings	286,657	335,357
Advances by borrowers for taxes and insurance	4,416	1,465
Other liabilities	8,018	8,423

TOTAL LIABILITIES	931,304	900,374

Commitment and contingencies	—	—

STOCKHOLDERS’ EQUITY
Preferred Stock	—	—
Common Stock	170	170
Additional paid in capital	165,652	164,494
Unallocated common stock held by the Employee Stock Ownership Plan	(11,664)	(11,891)
Retained earnings	65,309	64,272
Treasury Stock, at cost	(53,346)	(44,870)
Accumulated other comprehensive loss	(3,553)	(552)

TOTAL STOCKHOLDERS’ EQUITY	162,568	171,623

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,093,872	$1,071,997

ESSA BANCORP, INC, AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2011	2010	2011	2010
	(dollars in thousands)
INTEREST INCOME
Loans receivable	$9,795	$10,166	$19,639	$20,507
Investment securities:
Taxable	2,016	2,164	3,938	4,401
Exempt from federal income tax	75	77	153	160
Other investment income	1	1	1	2

Total interest income	11,887	12,408	23,731	25,070

INTEREST EXPENSE
Deposits	1,795	1,458	3,491	2,864
Short-term borrowings	23	35	45	84
Other borrowings	2,727	3,711	5,723	7,635

Total interest expense	4,545	5,204	9,259	10,583

NET INTEREST INCOME	7,342	7,204	14,472	14,487
Provision for loan losses	650	650	1,130	1,150

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,692	6,554	13,342	13,337

NONINTEREST INCOME
Service fees on deposit accounts	729	777	1,491	1,604
Services charges and fees on loans	145	124	355	225
Trust and investment fees	195	212	406	432
Gain on sale of investments, net	115	308	115	308
Gain on sale of loans, net	—	40	3	195
Earnings on Bank-owned life insurance	131	135	268	275
Other	8	11	20	24

Total noninterest income	1,323	1,607	2,658	3,063

NONINTEREST EXPENSE
Compensation and employee benefits	3,933	3,601	7,813	7,337
Occupancy and equipment	796	763	1,573	1,322
Professional fees	420	386	849	763
Data processing	481	467	930	917
Advertising	183	166	369	264
Federal Deposit Insurance Corporation (FDIC) premiums	222	123	406	481
(Gain)/loss on foreclosed real estate	(94)	—	12	1,200
Other	514	539	1,141	992

Total noninterest expense	6,455	6,045	13,093	13,276

Income before income taxes	1,560	2,116	2,907	3,124
Income taxes	345	513	680	727

NET INCOME	$1,215	$1,603	$2,227	$2,397

EARNINGS PER SHARE
Basic	$0.10	$0.12	$0.19	$0.18
Diluted	0.10	0.12	0.19	0.18

ESSA BANCORP, INC, AND SUBSIDIARY

OTHER FINANCIAL DATA

(UNAUDITED)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2011	2010	2011	2010
	(dollars in thousands)
CONSOLIDATED AVERAGE BALANCES:
Total assets	$1,090,493	$1,037,882	$1,079,374	$1,034,474
Total interest-earning assets	1,043,835	994,175	1,032,583	991,822
Total interest-earning liabilities	882,815	817,484	870,236	813,345
Total stockholders’ equity	167,227	183,219	169,217	184,514

PER COMMON SHARE DATA:
Average shares outstanding - basic	11,688,690	12,880,729	11,778,932	12,984,905
Average shares outstanding - diluted	11,698,380	12,880,729	11,785,205	12,984,905
Book value shares	12,819,971	14,234,491	12,819,971	14,234,491

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